                                                                       OTHER (A)

                                  POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that Brooke R. Ashland constitutes and appoints John Y. Keffer, Max Berueffy, David I. Goldstein and William Goodwin, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign the Registration Statement on Form N-1A and any or all amendments thereto of The Cutler Trust and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.




                                   /s/ Brooke R. Ashland
                                   ------------------------------
                                   Brooke R. Ashland


Dated:  December 29, 1995


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